UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 30, 2005

                                BCB BANCORP, INC.
                               --------------------
               (Exact Name of Registrant as Specified in Charter)

            New Jersey                     0-50275                26-0065262
-----------------------------         ----------------       ------------------
(State or Other Jurisdiction)        (Commission File No.)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)


104-110 Avenue C, Bayonne, New Jersey                                07002
--------------------------------------                         -----------------
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:  (201) 823-0700
                                                     --------------


                                 Not Applicable
                                ---------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.
                  ------------------------------------------

     On December 30, 2005, the Board of Directors of BCB Bancorp, Inc. (the "Company") amended the Company's 2002 Stock Option Plan and 2003 Stock Option Plan (the "Plans") to eliminate "Limited Rights" from the Plans and any other feature that grants an option holder the right to receive a cash settlement of an option in circumstances that are not within the sole discretion of the Company. The Board determined to adopt these amendments in response to a recent interpretation of FAS 123(R) that would require reclassification as a "liability" and subsequent mark-to-market accounting, for any option or other award the settlement of which, in cash, is not in the sole discretion of the issuer of the option. Pursuant to Instruction 2 of Item 601(b)(10) of Regulation S-K, the amendments to the Plans will be filed as exhibits to the Company's Annual Report on Form 10-K.

Item 9.01.        Financial Statements and Exhibits.
                  ----------------------------------

                  (a)  Not Applicable.

                  (b)  Not Applicable.

                  (c)  None

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           BCB BANCORP, INC.



DATE: January 3, 2006                  By: /s/ Donald Mindiak
                                           --------------------------------
                                           Donald Mindiak
                                           President and Chief Executive Officer